SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2005

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address,

If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 4, 2005, the Board of Directors of Intelsat Holdings, Ltd. (“Intelsat Holdings”), the parent of Intelsat, Ltd. (“Intelsat”), adopted the Intelsat Holdings, Ltd. 2005 Share Incentive Plan (the “Share Incentive Plan”), pursuant to which awards may be granted to employees of Intelsat Holdings and its subsidiaries, and pursuant to which certain executive officers of Intelsat have been awarded grants of restricted shares of Intelsat Holdings. Copies of the Share Incentive Plan and form of restricted share agreement thereunder are filed as exhibits to this Current Report on Form 8-K. In addition, the Board of Directors of Intelsat Holdings adopted the Intelsat Holdings, Ltd. Bonus Plan (the “Bonus Plan”), pursuant to which employees of Intelsat Holdings and its subsidiaries, including certain executive officers of Intelsat, may be awarded cash bonuses, and determined the specific performance goals and business criteria for certain executive officers. These goals and criteria include certain revenues, covenant EBITDA (as defined), cash flow management (as defined) and backlog targets. A copy of the Bonus Plan is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1	Intelsat Holdings, Ltd. 2005 Share Incentive Plan.

10.2	Form of Restricted Share Agreement under Intelsat Holdings, Ltd. 2005 Share Incentive Plan.

10.3	Intelsat Holdings, Ltd. Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2005

INTELSAT, LTD.

By:	/s/ William Atkins
	Name:	William Atkins
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Intelsat Holdings, Ltd. 2005 Share Incentive Plan.

10.2	Form of Restricted Share Agreement under Intelsat Holdings, Ltd. 2005 Share Incentive Plan.

10.3	Intelsat Holdings, Ltd. Bonus Plan.